Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Registration Statement on Form S-8 pertaining to the Atreca, Inc. 2019 Equity Incentive Plan and the Atreca, Inc. 2019 Employee Stock Purchase Plan, of our report dated March 3, 2022 relating to the consolidated financial statements of Atreca, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ WithumSmith+Brown, PC

San Francisco, California
March 23, 2022